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                                                                    EXHIBIT 10.3


                     FIRST AMENDMENT TO STOCK OPTION PLAN
                                      OF
                  STRATEGIC PHARMACEUTICAL DEVELOPMENT, INC.


     This AMENDMENT to the Strategic Pharmaceutical Development, Inc. Stock Option Plan, dated November 20, 1996 (the "Plan"), adopted and approved by the Board of Directors, is dated as of February 14, 1997.

     WHEREAS, Strategic Pharmaceutical Development, Inc. (the "Corporation") changed its name from Strategic Pharmaceutical Development, Inc. to POZEN Inc. by filing a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State on February 14, 1997.

     NOW, THEREFORE, the Plan is hereby amended as set forth below:

          1. The name "Strategic Pharmaceutical Development, Inc. Stock Option Plan", as it appears in the title and in the first sentence of Paragraph 1 of the Plan, shall be changed to "POZEN Inc. Stock Option Plan."

          2. The name "Strategic Pharmaceutical Development, Inc.", as it appears throughout the Plan, and all exhibits thereto, shall be changed to "POZEN Inc."

          3. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally executed.



                                               STRATEGIC PHARMACEUTICAL
                                               DEVELOPMENT, INC. which has
                                               changed its name to POZEN Inc.


                                               /s/  John R. Plachetka
                                               -----------------------------
                                               John R. Plachetka, President